Triant Technologies Inc.

20 Townsite Road, 2nd Floor

Nanaimo, British Columbia

Canada V9S 5T7

TRIANT

Tel: 250.754.4223

Toll Free: 800.663.8611

Fax: 250.754.2388

e-mail: mail@triant.com

CONTACTS:

Robert Heath, Chairman & CEO / Mark Stephens, CFO

Triant Technologies Inc.

250.754.4223

mail@triant.com

FOR IMMEDIATE RELEASE

TRIANT ANNOUNCES CONFERENCE CALL

FOR SECOND QUARTER 2003 FINANCIAL RESULTS

VANCOUVER, CANADA —July 23, 2003 — Triant Technologies Inc. (TSX: TNT; OTCBB: TNTTF) today announced a conference call scheduled for Wednesday, July 30, 2003 at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time) to discuss second quarter 2003 financial results.

WHO:	Triant Technologies Inc., a leader in equipment health monitoring and advanced fault detection software solutions for the semiconductor industry

WHAT:	Conference Call for Second Quarter 2003 Financial Results

WHEN:	Wednesday, July 30, 2003

TIME:	1:45 p.m. Pacific Time (4:45 p.m. Eastern Time)

DIAL-IN	416-695-5806
NUMBER:	Conference Code: 1459874

REPLAY	416-695-5800
NUMBER:	Conference Code: 1459874

A replay of the conference call will be available on Wednesday, July 30, 2003 after 4:45 p.m.
Pacific Time (7:45 p.m. Eastern Time)

About Triant Technologies

Triant Technologies Inc. develops, markets, and supports equipment health monitoring, advanced fault detection and sophisticated data analysis technology. Triant provides innovative APC (Advanced Process Control) software solutions that help its customers improve the productivity of their manufacturing equipment and is focused on the application of its technology primarily to the semiconductor industry and secondarily to other industries. Triant’s core technology is UPM (Universal Process Modeling), a proprietary advanced mathematical algorithm that can be used to model the behavior of any correlated system or process. To address the emerging market opportunity in the semiconductor industry, Triant has developed ModelWare®, an equipment health monitoring and advanced fault detection software solution, based on its core UPM technology. More information about Triant is available via the Internet at www.triant.com